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                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Jeffrey J. McAulay
         203 625-7872

                         MORAN TRANSPORTATION COMPANY
                         COMPLETES REDEMPTION OF NOTES

GREENWICH, CT (JULY 19, 1999) -- Moran Transportation Company announced today that on Thursday, July 15, 1999, it successfully redeemed all of its outstanding 11-3/4% Series B First Preferred Ship Mortgage Notes due 2004 (CUSIP #616506 AB 7) at 108% of the principal amount thereof, together with interest to the redemption date.

      Moran Transportation Company, through its subsidiaries, provides tug assistance at major U.S. ports, barge transportation services and worldwide ocean towing.

                                                   END